                                                                     EXHIBIT 4.3

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




                          THE ST. PAUL COMPANIES, INC.

                             ST. PAUL CAPITAL L.L.C.

                                       TO

                             THE CHASE MANHATTAN BANK,
                              (NATIONAL ASSOCIATION),
                                             TRUSTEE



                                ----------------

                                    INDENTURE

                             DATED AS OF     , 1995

                                ----------------




                                      $


                        % CONVERTIBLE SUBORDINATED DEBENTURES

                                     DUE


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                    Trust Indenture Act of 1939, as amended:


Trust Indenture                                                  Indenture
  Act Section                                                     Section
- --------------                                                   ---------
Section 310(a)(1)    . . . . . . . . . . . . . . . . . . . .     609
           (a)(2)    . . . . . . . . . . . . . . . . . . . .     609
           (a)(3)    . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (a)(4)    . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (b)       . . . . . . . . . . . . . . . . . . . .     608, 610
Section 311(a)       . . . . . . . . . . . . . . . . . . . .     613
           (b)       . . . . . . . . . . . . . . . . . . . .     613
Section 312(a)       . . . . . . . . . . . . . . . . . . . .     701
                                                                 702(a)
           (b)       . . . . . . . . . . . . . . . . . . . .     702(b)
           (c)       . . . . . . . . . . . . . . . . . . . .     702(c)
Section 313(a)       . . . . . . . . . . . . . . . . . . . .     703(a)
           (a)(4)    . . . . . . . . . . . . . . . . . . . .     101, 1004
           (b)       . . . . . . . . . . . . . . . . . . . .     703(a)
           (c)       . . . . . . . . . . . . . . . . . . . .     703(a)
           (d)       . . . . . . . . . . . . . . . . . . . .     703(b)
Section 314(a)       . . . . . . . . . . . . . . . . . . . .     704
           (b)       . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (c)(1)    . . . . . . . . . . . . . . . . . . . .     102
           (c)(2)    . . . . . . . . . . . . . . . . . . . .     102
           (c)(3)    . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (d)       . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (e)       . . . . . . . . . . . . . . . . . . . .     102
Section 315(a)       . . . . . . . . . . . . . . . . . . . .     601
           (b)       . . . . . . . . . . . . . . . . . . . .     602
           (c)       . . . . . . . . . . . . . . . . . . . .     601
           (d)       . . . . . . . . . . . . . . . . . . . .     601
           (e)       . . . . . . . . . . . . . . . . . . . .     514
Section 316(a)       . . . . . . . . . . . . . . . . . . . .     101
           (a)(1)(A) . . . . . . . . . . . . . . . . . . . .     502
                                                                 512
           (a)(1)(B) . . . . . . . . . . . . . . . . . . . .     513
           (a)(2)    . . . . . . . . . . . . . . . . . . . .     Not Applicable
           (b)       . . . . . . . . . . . . . . . . . . . .     508
           (c)       . . . . . . . . . . . . . . . . . . . .     104(c)
Section 317(a)(1)    . . . . . . . . . . . . . . . . . . . .     503
           (a)(2)    . . . . . . . . . . . . . . . . . . . .     504
           (b)       . . . . . . . . . . . . . . . . . . . .     1003
Section 318(a)       . . . . . . . . . . . . . . . . . . . .     107


- ----------------
NOTE: This reconciliation shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Parties    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Recitals of the Company and St. Paul Capital . . . . . . . . . . . . . .     1


                                   ARTICLE ONE

                      Definitions and Other Provisions of
                               General Application

SECTION 101.        Definitions:

                    Act. . . . . . . . . . . . . . . . . . . . . . . . .     3
                    Additional Dividends . . . . . . . . . . . . . . . .     3
                    Additional Interest. . . . . . . . . . . . . . . . .     3
                    Affiliate; control . . . . . . . . . . . . . . . . .     3
                    Applicable Price . . . . . . . . . . . . . . . . . .     4
                    Board of Directors . . . . . . . . . . . . . . . . .     4
                    Board Resolution . . . . . . . . . . . . . . . . . .     4
                    Business Day . . . . . . . . . . . . . . . . . . . .     4
                    Capital Lease Obligation . . . . . . . . . . . . . .     4
                    Closing Price. . . . . . . . . . . . . . . . . . . .     4
                    Commission . . . . . . . . . . . . . . . . . . . . .     4
                    Common Securities. . . . . . . . . . . . . . . . . .     4
                    Common Stock . . . . . . . . . . . . . . . . . . . .     4
                    Common Stock Fundamental Change. . . . . . . . . . .     5
                    Company. . . . . . . . . . . . . . . . . . . . . . .     5
                    Company Request; Company Order . . . . . . . . . . .     5
                    Conversion Agent . . . . . . . . . . . . . . . . . .     5
                    Conversion Date. . . . . . . . . . . . . . . . . . .     5
                    Corporate Trust Office . . . . . . . . . . . . . . .     5
                    corporation. . . . . . . . . . . . . . . . . . . . .     6
                    Defaulted Interest . . . . . . . . . . . . . . . . .     6
                    Event of Default . . . . . . . . . . . . . . . . . .     6
                    exchange date. . . . . . . . . . . . . . . . . . . .     6
                    Exchange Election. . . . . . . . . . . . . . . . . .     6
                    Exchange Event . . . . . . . . . . . . . . . . . . .     6
                    Expiration Time. . . . . . . . . . . . . . . . . . .     6
                    Fundamental Change . . . . . . . . . . . . . . . . .     6
                    Guarantee; primary obligor . . . . . . . . . . . . .     6
                    Holder . . . . . . . . . . . . . . . . . . . . . . .     7
                    Incur. . . . . . . . . . . . . . . . . . . . . . . .     7
                    Indebtedness . . . . . . . . . . . . . . . . . . . .     7


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                    Indenture. . . . . . . . . . . . . . . . . . . . . .     7
                    Interest Payment Date. . . . . . . . . . . . . . . .     7
                    Junior Subordinated Payment. . . . . . . . . . . . .     8
                    L.L.C. Agreement . . . . . . . . . . . . . . . . . .     8
                    Managing Members . . . . . . . . . . . . . . . . . .     8
                    Managing Members Contribution. . . . . . . . . . . .     8
                    Maturity . . . . . . . . . . . . . . . . . . . . . .     8
                    Non-Stock Fundamental Change . . . . . . . . . . . .     8
                    Notice of Conversion . . . . . . . . . . . . . . . .     8
                    Notice of Exchange . . . . . . . . . . . . . . . . .     8
                    Nuveen . . . . . . . . . . . . . . . . . . . . . . .     8
                    Officers' Certificate. . . . . . . . . . . . . . . .     8
                    Opinion of Counsel . . . . . . . . . . . . . . . . .     8
                    Outstanding. . . . . . . . . . . . . . . . . . . . .     8
                    Parent Guarantee . . . . . . . . . . . . . . . . . .    10
                    Paying Agent . . . . . . . . . . . . . . . . . . . .    10
                    Payment Blockage Period. . . . . . . . . . . . . . .    10
                    Person . . . . . . . . . . . . . . . . . . . . . . .    10
                    Predecessor Security . . . . . . . . . . . . . . . .    10
                    Preferred Securities . . . . . . . . . . . . . . . .    10
                    Proceeding . . . . . . . . . . . . . . . . . . . . .    10
                    Purchased Shares . . . . . . . . . . . . . . . . . .    10
                    Purchaser Stock Price. . . . . . . . . . . . . . . .    10
                    Redeemable Interest. . . . . . . . . . . . . . . . .    10
                    Redemption Date. . . . . . . . . . . . . . . . . . .    11
                    Redemption Price . . . . . . . . . . . . . . . . . .    11
                    Reference Date . . . . . . . . . . . . . . . . . . .    11
                    Reference Market Price . . . . . . . . . . . . . . .    11
                    Regular Record Date. . . . . . . . . . . . . . . . .    11
                    Responsible Officer. . . . . . . . . . . . . . . . .    11
                    Securities . . . . . . . . . . . . . . . . . . . . .    11
                    Securities Payment . . . . . . . . . . . . . . . . .    11
                    Security Register;
                      Security Registrar . . . . . . . . . . . . . . . .    11
                    Senior Indebtedness. . . . . . . . . . . . . . . . .    11
                    Senior Nonmonetary Default . . . . . . . . . . . . .    13
                    Senior Payment Default . . . . . . . . . . . . . . .    13
                    Series C Preferred Stock . . . . . . . . . . . . . .    13
                    Special Record Date. . . . . . . . . . . . . . . . .    13
                    St. Paul Capital . . . . . . . . . . . . . . . . . .    13
                    St. Paul Holdings. . . . . . . . . . . . . . . . . .    13
                    Stated Maturity. . . . . . . . . . . . . . . . . . .    13
                    Subsidiary . . . . . . . . . . . . . . . . . . . . .    13
                    Trading Day. . . . . . . . . . . . . . . . . . . . .    14


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                    Trustee. . . . . . . . . . . . . . . . . . . . . . .    14
                    Trust Indenture Act. . . . . . . . . . . . . . . . .    14
                    Vice President . . . . . . . . . . . . . . . . . . .    14

SECTION 102.        Compliance Certificates and
                      Opinions . . . . . . . . . . . . . . . . . . . . .    14

SECTION 103.        Form of Documents
                      Delivered to Trustee . . . . . . . . . . . . . . .    15

SECTION 104.        Acts of Holders; Record Dates. . . . . . . . . . . .    16

SECTION 105.        Notices, Etc., to Trustee, Company
                      and St. Paul Capital . . . . . . . . . . . . . . .    17

SECTION 106.        Notice to Holders; Waiver. . . . . . . . . . . . . .    18

SECTION 107.        Conflict with Trust Indenture Act. . . . . . . . . .    18

SECTION 108.        Effect of Headings and
                      Table of Contents. . . . . . . . . . . . . . . . .    19

SECTION 109.        Successors and Assigns . . . . . . . . . . . . . . .    19

SECTION 110.        Separability Clause. . . . . . . . . . . . . . . . .    19

SECTION 111.        Benefits of Indenture. . . . . . . . . . . . . . . .    19

SECTION 112.        Governing Law. . . . . . . . . . . . . . . . . . . .    19

SECTION 113.        Legal Holidays . . . . . . . . . . . . . . . . . . .    19


                                   ARTICLE TWO

                                 Security Forms

SECTION 201.        Forms Generally. . . . . . . . . . . . . . . . . . .    20

SECTION 202.        Form of Face of Security . . . . . . . . . . . . . .    20

SECTION 203.        Form of Reverse of Security. . . . . . . . . . . . .    24


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

SECTION 204.        Form of Trustee's
                      Certificate of Authentication. . . . . . . . . . .    27

                                  ARTICLE THREE

                                 The Securities

SECTION 301.        Title and Terms. . . . . . . . . . . . . . . . . . .    27

SECTION 302.        Denominations. . . . . . . . . . . . . . . . . . . .    29

SECTION 303.        Execution, Authentication,
                      Delivery and Dating. . . . . . . . . . . . . . . .    29

SECTION 304.        Temporary Securities . . . . . . . . . . . . . . . .    30

SECTION 305.        Registration, Registration of
                      Transfer and Exchange. . . . . . . . . . . . . . .    31

SECTION 306.        Mutilated, Destroyed,
                      Lost and Stolen Securities . . . . . . . . . . . .    32

SECTION 307.        Payment of Interest;
                      Interest Rights Preserved. . . . . . . . . . . . .    33

SECTION 308.        Persons Deemed Owners. . . . . . . . . . . . . . . .    35

SECTION 309.        Cancellation . . . . . . . . . . . . . . . . . . . .    35

SECTION 310.        Computation of Interest. . . . . . . . . . . . . . .    36


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.        Satisfaction and
                      Discharge of Indenture . . . . . . . . . . . . . .    36

SECTION 402.        Application of Trust Money . . . . . . . . . . . . .    37


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.        Events of Default. . . . . . . . . . . . . . . . . .    38

SECTION 502.        Acceleration of Maturity;
                      Rescission and Annulment . . . . . . . . . . . . .    40

SECTION 503.        Collection of Indebtedness and
                      Suits for Enforcement by
                      Trustee. . . . . . . . . . . . . . . . . . . . . .    42

SECTION 504.        Trustee May File Proofs of Claim . . . . . . . . . .    42

SECTION 505.        Trustee May Enforce Claims
                      Without Possession of
                      Securities . . . . . . . . . . . . . . . . . . . .    43

SECTION 506.        Application of Money Collected . . . . . . . . . . .    43

SECTION 507.        Limitation on Suits. . . . . . . . . . . . . . . . .    44

SECTION 508.        Unconditional Right of Holders to
                      Receive Principal and
                      Interest and to Convert. . . . . . . . . . . . . .    45

SECTION 509.        Restoration of Rights and Remedies . . . . . . . . .    45

SECTION 510.        Rights and Remedies Cumulative . . . . . . . . . . .    45

SECTION 511.        Delay or Omission Not Waiver . . . . . . . . . . . .    46

SECTION 512.        Control by Holders . . . . . . . . . . . . . . . . .    46

SECTION 513.        Waiver of Past Defaults. . . . . . . . . . . . . . .    46

SECTION 514.        Undertaking for Costs. . . . . . . . . . . . . . . .    47

SECTION 515.        Waiver of Stay or Extension Laws . . . . . . . . . .    47


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                                   ARTICLE SIX

                                   The Trustee

SECTION 601.        Certain Duties and
                      Responsibilities . . . . . . . . . . . . . . . . .    48

SECTION 602.        Notice of Defaults . . . . . . . . . . . . . . . . .    48

SECTION 603.        Certain Rights of Trustee. . . . . . . . . . . . . .    48

SECTION 604.        Not Responsible for Recitals
                      or Issuance of Securities. . . . . . . . . . . . .    50

SECTION 605.        May Hold Securities. . . . . . . . . . . . . . . . .    50

SECTION 606.        Money Held in Trust. . . . . . . . . . . . . . . . .    50

SECTION 607.        Compensation and Reimbursement . . . . . . . . . . .    50

SECTION 608.        Disqualification; Conflicting
                      Interests. . . . . . . . . . . . . . . . . . . . . .   51

SECTION 609.        Corporate Trustee Required;
                      Eligibility. . . . . . . . . . . . . . . . . . . .    51

SECTION 610.        Resignation and Removal;
                      Appointment of Successor . . . . . . . . . . . . .    52

SECTION 611.        Acceptance of Appointment by
                      Successor. . . . . . . . . . . . . . . . . . . . .    53

SECTION 612.        Merger, Conversion, Consolidation
                      or Succession to Business. . . . . . . . . . . . .    54

SECTION 613.        Preferential Collection of
                      Claims Against Company . . . . . . . . . . . . . .    54


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701.        Company to Furnish Trustee Names
                      and Addresses of Holders . . . . . . . . . . . . .    54

SECTION 702.        Preservation of Information;
                      Communications to Holders. . . . . . . . . . . . .    55

SECTION 703.        Reports by Trustee . . . . . . . . . . . . . . . . .    55

SECTION 704.        Reports by Company . . . . . . . . . . . . . . . . .    56


                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.        Company May Consolidate, Etc.,
                      Only on Certain Terms. . . . . . . . . . . . . . .    56

SECTION 802.        Successor Substituted. . . . . . . . . . . . . . . .    57


                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.        Supplemental Indentures Without
                      Consent of Holders . . . . . . . . . . . . . . . .    58

SECTION 902.        Supplemental Indentures with
                      Consent of Holders . . . . . . . . . . . . . . . .    59

SECTION 903.        Execution of Supplemental Indentures . . . . . . . .    60

SECTION 904.        Effect of Supplemental Indentures. . . . . . . . . .    61

SECTION 905.        Conformity with Trust Indenture Act. . . . . . . . .    61

SECTION 906.        Reference in Securities to
                      Supplemental Indentures. . . . . . . . . . . . . .    61


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                                   ARTICLE TEN

                    Covenants; Representations and Warranties

SECTION 1001.       Payment of Principal
                      and Interest . . . . . . . . . . . . . . . . . . .    61

SECTION 1002.       Maintenance of Office or Agency. . . . . . . . . . .    61

SECTION 1003.       Money for Security Payments to
                      Be Held in Trust . . . . . . . . . . . . . . . . .    62

SECTION 1004.       Statement by Officers as to
                      Default. . . . . . . . . . . . . . . . . . . . . .    63

SECTION 1005.       Existence. . . . . . . . . . . . . . . . . . . . . .    64

SECTION 1006.       Maintenance of Properties. . . . . . . . . . . . . .    64

SECTION 1007.       Payment of Taxes and Other Claims. . . . . . . . . .    64

SECTION 1008.       Additional Covenants . . . . . . . . . . . . . . . .    65

SECTION 1009.       Representations and Warranties . . . . . . . . . . .    66


                                 ARTICLE ELEVEN

                           Subordination of Securities

SECTION 1101.       Securities Subordinate to Senior
                      Indebtedness . . . . . . . . . . . . . . . . . . .    67

SECTION 1102.       Payment Over of Proceeds Upon
                      Dissolution, Etc.  . . . . . . . . . . . . . . . .    68

SECTION 1103.       No Payment When Senior
                      Indebtedness in Default. . . . . . . . . . . . . .    70

SECTION 1104.       Payment Permitted If No Default. . . . . . . . . . .    71

SECTION 1105.       Subrogation to Rights of Holders
                      of Senior Indebtedness . . . . . . . . . . . . . .    71


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

SECTION 1106.       Provisions Solely to Define
                      Relative Rights. . . . . . . . . . . . . . . . . .    72

SECTION 1107.       Trustee to Effectuate Subordination. . . . . . . . .    73

SECTION 1108.       No Waiver of Subordination
                      Provisions . . . . . . . . . . . . . . . . . . . .    73

SECTION 1109.       Notice to Trustee. . . . . . . . . . . . . . . . . .    73

SECTION 1110.       Reliance on Judicial Order or
                      Certificate of Liquidating Agent . . . . . . . . .    75

SECTION 1111.       Trustee Not Fiduciary for Holders
                      of Senior Indebtedness . . . . . . . . . . . . . .    76

SECTION 1112.       Rights of Trustee as Holder of
                      Senior Indebtedness;
                      Preservation of Trustee's
                      Rights . . . . . . . . . . . . . . . . . . . . . .    76

SECTION 1113.       Article Applicable to Paying
                      Agents . . . . . . . . . . . . . . . . . . . . . .    76

SECTION 1114.       Conversion and Exchange
                      Not Deemed Payment . . . . . . . . . . . . . . . .    76


                                 ARTICLE TWELVE

                            Conversion of Securities

SECTION 1201. Conversion Rights. . . . . . . . . . . . . . . . . . . . .    77

SECTION 1202. Conversion Price Adjustments . . . . . . . . . . . . . . .    80


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                            Page
                                                                            ----

                                ARTICLE THIRTEEN

                   Redemption of Securities and Other Matters

SECTION 1301. Conditional Right of Redemption;
                Mandatory Redemption . . . . . . . . . . . . . . . . . .    93

SECTION 1302. Applicability of Article . . . . . . . . . . . . . . . . .    94

SECTION 1303. Election to Redeem; Notice
                to Trustee . . . . . . . . . . . . . . . . . . . . . . .    94

SECTION 1304. Notice of Redemption . . . . . . . . . . . . . . . . . . .    94

SECTION 1305. Deposit of Redemption Price. . . . . . . . . . . . . . . .    95

SECTION 1306. Securities Payable on
                Redemption Date. . . . . . . . . . . . . . . . . . . . .    95

SECTION 1307. Distribution of Securities
                to Preferred Members . . . . . . . . . . . . . . . . . .    95


                                ARTICLE FOURTEEN

                                    Exchange

SECTION 1401. Optional Exchange for Depositary
       Shares Representing Series C
       Preferred Stock         . . . . . . . . . . . . . . . . . . . . .    96

TESTIMONIUM                    . . . . . . . . . . . . . . . . . . . . .    97

SIGNATURES AND SEALS           . . . . . . . . . . . . . . . . . . . . .    98

ACKNOWLEDGEMENTS               . . . . . . . . . . . . . . . . . . . . .    99


ANNEX A:  Form of Amended and Restated Limited Liability Company Agreement of
          St. Paul Capital L.L.C., dated as of    , 1995.


- ----------------
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of     , 1995, among The St. Paul Companies, Inc.,
a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "COMPANY"), having its principal office at 385 Washington Street, St. Paul, Minnesota 55102, St. Paul Capital L.L.C., a limited liability company duly formed and existing under the laws of the State of Delaware (herein called "ST. PAUL CAPITAL"), having its principal office at 385 Washington Street, St. Paul, Minnesota 55102 and The Chase Manhattan Bank (National Association), a national bank, not in its individual capacity but solely as Trustee (herein called the "TRUSTEE").


                  RECITALS OF THE COMPANY AND ST. PAUL CAPITAL

          WHEREAS, St. Paul Capital may, pursuant to the Underwriting Agreement,
dated     , 1995, among the Company, St. Paul Capital and the Underwriters named
therein, issue up to $     aggregate liquidation preference of its    %
Convertible Monthly Income Preferred Securities (collectively, the "PREFERRED SECURITIES") with a liquidation preference of $50 per Preferred Security;

          WHEREAS, the Company is guaranteeing, for the benefit of the holders of the Preferred Securities, the payment of Dividends on the Preferred Securities (if and to the extent declared from funds of St. Paul Capital legally available therefor), and payment of the Redemption Price and payments on liquidation with respect to the Preferred Securities, on a subordinated basis
and to the extent provided in the Guarantee Agreement, dated     , 1995, between
the Company and St. Paul Capital (the "PARENT GUARANTEE");

          WHEREAS, the Company wishes to sell to St. Paul Capital, and St. Paul Capital wishes to purchase from the Company, Securities in an aggregate principal amount equal to the sum of (i) the capital contributed to St. Paul Capital by the Company and St. Paul Capital Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("ST. PAUL HOLDINGS"), as the Managing Members thereof (the "MANAGING MEMBERS CONTRIBUTION"), and (ii) the aggregate Liquidation Preference of the Preferred Securities issued and sold by St. Paul Capital pursuant to the Underwriting
Agreement, less $     , which is equal to 1% of such sum;

          WHEREAS, so long as St. Paul Capital is a Holder of Securities and any Preferred Securities are outstanding, the L.L.C. Agreement provides that (i) the holders of Preferred Securities may, on or before the Conversion Expiration Date, cause the Conversion Agent to (a) exchange such Preferred Securities for Securities held by St. Paul Capital and
(b) immediately convert such Securities into Common Stock and (ii) under certain circumstances the holders of Preferred Securities may cause the Conversion Agent to (a) exchange such Preferred Securities for Securities held by St. Paul Capital and (b) immediately exchange such Securities for Depositary Shares, each
representing a 1/   th interest in a share of Series C Preferred Stock;

          WHEREAS, the Company has duly authorized the creation of an issue of
its    % Convertible Subordinated Debentures Due     (the "SECURITIES"), of
substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:



                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application


SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) unless otherwise defined herein, all capitalized items used herein shall have the meanings ascribed to them in the Amended and Restated
     Limited Liability Company Agreement of St. Paul Capital, dated as of     ,
     1995 (the "L.L.C. AGREEMENT"), as in
     effect on the date hereof, the form of which is attached as Annex A hereto.

          (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "ACT", when used with respect to any Holder, has the meaning specified in Section 104.

          "ADDITIONAL DIVIDENDS" means dividends which shall accumulate on any
dividend arrearages in respect of the Preferred Securities at the rate of    %
per annum compounded monthly.

          "ADDITIONAL INTEREST" means interest which shall accrue on any interest on the Securities that is not paid when due or not paid during an extension of an interest payment period, which in either case shall accrue at
the rate of    % per annum compounded monthly.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "APPLICABLE PRICE" has the meaning specified in Section 1202.

          "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

          "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or make other payments under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "CLOSING PRICE" has the meaning specified in Section 1202.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "COMMON SECURITIES" means the common limited liability company interests in St. Paul Capital, all of which are owned by the Managing Members.

          "COMMON STOCK" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of
Article 12, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "COMMON STOCK FUNDAMENTAL CHANGE" has the meaning specified in Section 1202.

          "COMPANY" has the meaning specified in the Preamble to this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, whereupon and thereafter "Company" shall mean such successor Person.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "CONVERSION AGENT" means the Person appointed under the L.L.C. Agreement to act on behalf of the holders of Preferred Securities in effecting
(i) the conversion of Preferred Securities into Common Stock of the Company as and in the manner set forth in the L.L.C. Agreement and Section 1201 hereof and
(ii) the exchange of Preferred Securities for Depositary Shares representing Series C Preferred Stock as and in the manner set forth in the L.L.C. Agreement and Section 1401 hereof.

          "CONVERSION DATE" has the meaning specified in Section 1201.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee in The City of New York, at which at any particular time its corporate trust business in such City may be administered. At the date hereof, such office is located at 4 Chase Metrotech Center, Brooklyn, New York 11245, Attention: Corporate Trust Administration.

          "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

          "DEFAULTED INTEREST" has the meaning specified in Section 307.

          "EVENT OF DEFAULT" has the meaning specified in Section 501.

          "EXCHANGE DATE" has the meaning specified in Section 1401.

          "EXCHANGE ELECTION" means the election by Preferred Members holding a majority of the aggregate Liquidation Preference of Preferred Securities then outstanding, upon an Exchange Event, to cause the Conversion Agent to
(i) exchange the Preferred Securities for Securities held by St. Paul Capital and (ii) immediately exchange such Securities for Depositary Shares, each representing a one-one hundredth (1/ th) interest in a share of Series C Preferred Stock.

          "EXCHANGE EVENT" means failure of Holders of Preferred Securities (including any such failure following an election by St. Paul to extend interest payments on the Securities in accordance with their terms) to receive, for 15 consecutive months the full amount of dividend payments (including Additional Dividends) accumulated on the Preferred Securities.

          "EXPIRATION TIME" has the meaning specified in Section 1202.

          "FUNDAMENTAL CHANGE" has the meaning specified in Section 1202.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "GUARANTEED", "GUARANTEEING" and "GUARANTOR" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "HOLDER" means a Person in whose name a Security is registered in the Security Register.

          "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and "INCURRENCE", "INCURRED", "INCURRABLE" and "INCURRING" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

          "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person,
(i) all Indebtedness described in clauses (i)-(ix) of the definition of Senior Indebtedness (all references to St. Paul in such definition being deemed to refer to such Person) and (ii) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination.

          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "INTEREST PAYMENT DATE" means the Stated Maturity of each installment of interest on the Securities, which shall be on the last day of each calendar
month of each year commencing   , 1995 until the principal of the Securities
is paid.

          "JUNIOR SUBORDINATED PAYMENT" has the meaning specified in Section
1102.

          "L.L.C. AGREEMENT" has the meaning specified in Section 101(1).

          "MANAGING MEMBERS" means the Company and St. Paul Holdings, in their capacity as the members of St. Paul Capital which hold all of St. Paul Capital's outstanding Common Securities.

          "MANAGING MEMBERS CONTRIBUTION" has the meaning specified in the Recitals to this instrument.

          "MATURITY", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "NON-STOCK FUNDAMENTAL CHANGE" has the meaning specified in Section 1202.

          "NOTICE OF CONVERSION" means the notice to be given by a Preferred Member to the Conversion Agent directing the Conversion Agent to exchange Preferred Securities held by such Preferred Member for Securities and to convert such Securities into Common Stock of the Company on behalf of such Preferred Member.

          "NOTICE OF EXCHANGE" has the meaning specified in Section 1401(a).

          "NUVEEN" means The John Nuveen Company, a Delaware corporation, and its consolidated subsidiaries.

          "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, and who shall, and which opinion shall, be acceptable to the Trustee.

          "OUTSTANDING", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

             (iii) Securities which have been paid pursuant to Section 306, converted into Common Stock pursuant to Section 1201, exchanged for Series C Preferred Stock pursuant to Section 1401 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a BONA FIDE purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "PARENT GUARANTEE" has the meaning specified in the Recitals to this instrument.

          "PAYING AGENT" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 1103.

          "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "PREFERRED SECURITIES" has the meaning specified in the Recitals to this instrument.

          "PROCEEDING" has the meaning specified in Section 1102.

          "PURCHASED SHARES" has the meaning specified in Section 1202.

          "PURCHASER STOCK PRICE" has the meaning specified in Section 1202.

          "REDEEMABLE INTEREST" of any Person means any equity security of or other ownership interest in such Person which by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the principal of the Securities or is or may be redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the principal of the Securities; PROVIDED, HOWEVER, that any such interest which is redeemable solely for any equity security of or other ownership interest in such Person that by its terms or otherwise is not required to be redeemed prior to the Stated Maturity of the principal of the Securities shall not constitute a Redeemable Interest.

          "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which such Security may be redeemed pursuant to this Indenture.

          "REFERENCE DATE" has the meaning specified in Section 1202.

          "REFERENCE MARKET PRICE" has the meaning specified in Section 1202.

          "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the Business Day next preceding such Interest Payment Date.

          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any vice president, assistant secretary, assistant treasurer, assistant cashier, trust officer or assistant trust officer or other officer of the Trustee assigned to the Corporate Trust Office, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RIGHTS" has the meaning specified in Section 1201(g).

          "RIGHTS AGREEMENT" means the Shareholders Protection Rights Agreement, dated as of December 4, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent, as such agreement may be from time to time amended.

          "SECURITIES" has the meaning specified in the Recitals to this instrument.

          "SECURITIES PAYMENT" has the meaning specified in Section 1102.

          "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.

          "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether Incurred on or prior to the date hereof or hereafter Incurred:

               (i)  all obligations of the Company for money borrowed;

              (ii) all obligations of the Company evidenced by notes, debentures, bonds or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

             (iii)  all Capital Lease Obligations of the Company;

              (iv) all reimbursement obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company;

               (v) all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable, accrued liabilities resulting from the sale of extended service plans, or accrued liabilities arising in the ordinary course of business);

              (vi) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by the Company solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness of the Company;

             (vii) all obligations of the Company under secured inventory financing credit lines;

            (viii) all obligations of the type referred to in clauses (i) through (vii) above of another Person and all dividends of another Person the payment of which, in either case, the Company has assumed or Guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise;

              (ix) all compensation and reimbursement obligations of the Company pursuant to Section 607; and

               (x) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such Indebtedness referred to in clauses (i) through (ix) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced Indebtedness);

PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness:
(A) any Indebtedness owed to a Person when such Person is a Subsidiary of the Company, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Securities, or (C) any Indebtedness to the extent Incurred in violation of this Indenture. For purposes of this definition, "INDEBTEDNESS" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding). Any Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of Article Eleven irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

          "SENIOR NONMONETARY DEFAULT" has the meaning specified in Section
1103.

          "SENIOR PAYMENT DEFAULT" has the meaning specified in Section 1103.

          "SERIES C PREFERRED STOCK" means the Series C Cumulative Convertible
Preferred Stock par value $    per share, of the Company having a liquidation
preference of $50 per share.

          "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "ST. PAUL CAPITAL" has the meaning specified in the Preamble to this instrument.

          "ST. PAUL HOLDINGS" has the meaning specified in the Recitals to this instrument.

          "STATED MATURITY", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal, together with any accrued and unpaid interest (including Additional Interest), of such Security or such installment of interest is due and payable.

          "SUBSIDIARY" means a corporation, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company (or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries), except Nuveen. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "TRADING DAY" has the meaning specified in Section 1202.

          "TRUSTEE" means the Person named as the "Trustee" in the Preamble to this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, whereupon and thereafter "Trustee" shall mean such successor Trustee.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "VICE PRESIDENT", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".


SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture or under the Trust Indenture Act relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  ACTS OF HOLDERS; RECORD DATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 105.   NOTICES, ETC., TO TRUSTEE, COMPANY AND ST. PAUL CAPITAL.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration,

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the Preamble to this instrument, Attention: James L. Boudreau, Vice President
     & Treasurer or at any other address previously furnished in writing to the Trustee by the Company, or

          (3) St. Paul Capital by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to St. Paul Capital addressed to it at the address of its principal office specified in the Preamble to this instrument, Attention: James L. Boudreau or at any other address previously furnished in writing to the Trustee by St. Paul Capital.


SECTION 106.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company or St. Paul Capital shall bind their respective successors and assigns, whether so expressed or not.


SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.  BENEFITS OF INDENTURE.

          The Company's obligations under this Indenture and the Securities have been entered into for the benefit of the holders from time to time of the Preferred Securities. Such holders are made obligees hereunder and any one or more of them, or a Special Trustee appointed pursuant to the L.L.C. Agreement, may enforce such provisions for such holders' benefit. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Preferred Securities and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.


SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.



                                   ARTICLE TWO

                                 Security Forms


SECTION 201.  FORMS GENERALLY.

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these or other methods, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.  FORM OF FACE OF SECURITY.


                          THE ST. PAUL COMPANIES, INC.

                       % Convertible Subordinated Debentures
                                     Due




No._________                                                        $___________


          The St. Paul Companies, Inc., a corporation duly organized and existing under the laws of the State of Minnesota (herein called "ST. PAUL", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of
_________ Dollars on the earliest of (i)     or (ii) the earliest date upon
which St. Paul Capital L.L.C. ("ST. PAUL CAPITAL") is dissolved, wound up,
liquidated or terminated, and to pay interest thereon at the rate of    % per
annum, from     , 1995 or from the most recent Interest Payment Date to which interest has been paid, payable monthly, in arrears, on the last day of each
calendar month of each year (each an "INTEREST PAYMENT DATE"), commencing     ,
1995, until the principal hereof is paid or made available for payment.
Interest will compound monthly and will accrue at the rate of    % per annum on
any interest installment that is not paid at the end of any monthly interest period or when otherwise due or during an extension of an interest payment period as set forth below ("ADDITIONAL INTEREST"). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "BUSINESS DAY" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          St. Paul shall have the right at any time and from time to time during the term of this Security to extend any interest payment period for up to 60 months, during which extended interest payment period interest will compound monthly and St. Paul shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which extended interest payment period St. Paul shall pay all interest then accrued and unpaid (including Additional Interest), except as provided in the next sentence; PROVIDED that during any such extended interest payment period neither St. Paul nor any direct or indirect majority-owned subsidiary of St. Paul (except certain subsidiaries named in the Indenture) may declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its common or preferred stock (other than as a result of a reclassification of such common or preferred stock or the exchange or conversion of one class or series of common or preferred stock for another class or series of common or preferred stock), or make any guarantee payments with respect to the foregoing (other than payments under the Parent Guarantee or dividends or guarantee payments to St. Paul from a direct or indirect majority-owned subsidiary of St. Paul). Prior to the end of any such extended interest payment period, St. Paul may further extend such extended interest payment period, PROVIDED that such extended interest payment period together with all such further extensions thereof may not exceed 60 months, nor may such extended interest payment period extend the Stated Maturity of this Security. After St. Paul has paid all accrued and unpaid interest (including Additional Interest) following any extended interest payment period, it may again extend interest payment periods for up to 60 months, subject to the preceding sentence. St. Paul shall give the Holder of this Security and the Trustee notice of its selection of an extended interest payment period five Business Days prior to the first scheduled Interest Payment Date on which the scheduled interest payment shall be deferred pursuant to such selection and, if St. Paul Capital is the Holder of this Security, no later than the last date on which St. Paul Capital would be required to notify the New York Stock Exchange
of the record or payment date of the related dividend payment on the    %
Convertible Monthly Income Preferred Securities of St. Paul Capital.

          Payment of the principal of and interest on this Security will be made at the office or agency of St. Paul maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of St. Paul payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

          Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, St. Paul has caused this instrument to be duly executed under its corporate seal.

Dated:  ___________ __, 1995

                              THE ST. PAUL COMPANIES, INC.



                              By: __________________________
                                   Name:
                                   Title:


Attest:_____________________

SECTION 203.  FORM OF REVERSE OF SECURITY.

          This Security is one of a duly authorized issue of Securities of St.
Paul, designated as its    % Convertible Subordinated Debentures Due     (herein
called the "SECURITIES"), limited in aggregate principal amount to $     ,
issued and to be issued under an Indenture, dated as of     , 1995 (herein
called the "INDENTURE"), among The St. Paul Companies, Inc., a Minnesota corporation ("ST. PAUL"), St. Paul Capital L.L.C., a Delaware limited liability company ("ST. PAUL CAPITAL") and The Chase Manhattan Bank (National Association), not in its individual capacity but solely as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of St. Paul, St. Paul Capital, the Trustee, the Holders of the Securities, the holders of Preferred Securities and the holders of Senior Indebtedness and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture. All terms used in this Security which are not defined in the Indenture but are defined in the form of L.L.C. Agreement (as executed by the parties thereto, the "L.L.C. AGREEMENT") attached as Annex A thereto shall have the respective meanings assigned to them in such form of L.L.C. Agreement.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.


          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of St. Paul and St. Paul Capital and the rights of the Holders of the Securities under the Indenture at any time by St. Paul, St. Paul Capital and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding and while the Preferred Securities are outstanding, the consent of holders of 66-2/3% in aggregate Liquidation Preference of the Preferred Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          Subject to and upon compliance with the provisions of the Indenture and the L.L.C. Agreement, the Securities and any accrued and unpaid interest thereon are convertible at any time on or before the close of business on the date of their Stated Maturity at the option of the Holder into fully paid and nonassessable shares of Common Stock of St. Paul at an initial conversion price
of $     aggregate principal amount of Securities per share of Common Stock of
St. Paul, subject to adjustment as provided for in the Indenture. The Holder of the Securities will be entitled to receive the interest payable on the Securities on the Interest Payment Date notwithstanding the conversion thereof on or after the Regular Record Date immediately preceding such Interest Payment Date and on or prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Securities being converted. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which notice was received by the Conversion Agent from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the L.L.C. Agreement and as provided in the Indenture. No fractional shares of the Common Stock of St. Paul will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by St. Paul.

          In the event that, following the Conversion Expiration Date (as defined in the Indenture), less than 5% of the original aggregate principal amount of the Securities remain Outstanding, such Securities shall be subject to redemption at the option of St. Paul upon not less than 30 days' nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount of such Securities, together with accrued and unpaid interest (including Additional Interest) to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of record of such Securities at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. The Company has covenanted to exercise such right to redeem if St. Paul Capital redeems its Preferred Securities.

          The Securities and any accrued and unpaid interest thereon are exchangeable (in whole but not in part) at the request of the Holders of the Securities following the occurrence of an Exchange Event at the Exchange Price for Depositary Shares, each representing a fractional interest in a share of St. Paul Series C Preferred Stock as provided under the terms of the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of St. Paul, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert or exchange this Security as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of St. Paul in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to St. Paul and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in
denominations of $     and any integral multiple thereof.  As provided in the
Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but St. Paul may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, St. Paul, the Trustee and any agent of St. Paul or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither St. Paul, the Trustee nor any such agent shall be affected by notice to the contrary.


SECTION 204.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.


                                                      _________________________,
                                                                     AS TRUSTEE


                                                     By: _______________________
                                                              AUTHORIZED OFFICER



                                  ARTICLE THREE

                                 The Securities


SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Securities which may be
authenticated and delivered under this Indenture is limited to $     , except
for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1201.

          The Securities shall be known and designated as the "   % Convertible
Subordinated Debentures Due    " of the Company.  Their Stated Maturity shall be
the earliest of     or the date upon which St. Paul Capital is dissolved, wound-
up, liquidated or terminated, and they shall bear interest at the rate of    %
per annum, from     , 1995 or from the most recent Interest Payment Date to
which interest has been
paid, as the case may be, payable monthly, in arrears, on the last day of each
calendar month of each year, commencing     , 1995 until the principal thereof
is paid or made available for payment.  Interest will compound monthly and will
accrue at the rate of    % per annum on any interest installment that is not
paid at the end of any monthly interest period or when otherwise due or during an extension of an interest payment period as set forth below in this Section
301. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          The Company shall have the right, at any time and from time to time during the term of the Securities, to extend any interest payment period for up to 60 months, provided that during the period of any such extension, interest will continue to accrue and compound monthly. The Company shall have the right to make partial payments of interest during any such extended interest payment period. At the end of any such extended interest payment period, the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon). Prior to the end of any such extended interest payment period, the Company may further extend the interest payment period, PROVIDED that such extended interest payment period together with all such further extensions thereof may not exceed 60 months and PROVIDED, FURTHER, that no extended interest payment period shall extend the Stated Maturity of the Securities. After the Company has paid all accrued and unpaid interest (including Additional Interest) following any extended interest payment period, it may again extend interest payment periods for up to 60 months, subject to the preceding sentence. The Company shall give the Holders of the Securities and the Trustee written notice of its selection of an extended interest payment period five Business Days prior to the first scheduled Interest Payment Date on which the scheduled interest payment shall be deferred pursuant to such selection and, if St. Paul Capital is the Holder of the Securities, no later than the last date on which St. Paul Capital would be required to notify the New York Stock Exchange of the record or payment date of the related dividend payment on the Preferred Securities. In addition, at any time when any Preferred Securities are outstanding, the Company shall give St. Paul Capital notice of its selection of an extended interest payment period at least one Business Day prior to the earlier of (i) the Interest Payment Date and (ii) the date St. Paul Capital is required to give notice of the record or payment date of any Dividend payable on the Preferred Securities to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than two Business Days prior to such record date. The Company, as one of the Managing Members of St. Paul Capital, shall give notice of the Company's selection of an extended interest payment period to the holders of the Preferred Securities.

          The principal of and interest on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Eleven.

          The Securities shall be convertible as provided in Article Twelve.

          The Securities shall be redeemable as provided in Article Thirteen.

          The Securities shall be exchangeable as provided in Article Fourteen.


SECTION 302.  DENOMINATIONS.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $50 and any integral multiple thereof.


SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.  TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive

Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "SECURITY REGISTRAR" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1201 not involving any transfer.


SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other Security.

          In the case of any Security which is converted on or after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.


SECTION 308.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Interest) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309.  CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it in accordance with its customary practices. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee in accordance with its customary practices. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.

SECTION 310.  COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period.



                                  ARTICLE FOUR

                           Satisfaction and Discharge


SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
          (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                   (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying

Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.



                                  ARTICLE FIVE

                                    Remedies


SECTION 501.  EVENTS OF DEFAULT.

          "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1)  failure to pay any principal of the Securities when due;

               (2) failure to pay any interest on the Securities, including any Additional Interest, when due and such failure continues for a period of 10 days; PROVIDED that a valid extension of the interest payment period by the Company pursuant to this Indenture shall not constitute a default in the payment of interest for this purpose;

               (3) failure by the Company to issue and deliver the Series C Preferred Stock or Common Stock of the Company upon an election to convert the Securities for Common Stock or exchange the Securities for Depositary Shares representing Series C Preferred Stock;

               (4) failure by the Company to perform in any material respect any other covenant herein for the benefit of the holders of Securities continued for a period of 60 days (or, in the case of a failure by the Company to perform in any material respect the covenant set forth in Section 1008 hereof, 10 days) after written notice to the Company from any Holder of the Securities or any holder of Preferred Securities;

               (5) the dissolution, winding up, liquidation or termination of St. Paul Capital;

               (6)  entry by a court having jurisdiction in the premises of
          (A) a decree or order for relief in respect of the Company or St. Paul Capital in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or St. Paul Capital a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or St. Paul Capital under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or St. Paul Capital or of any substantial part of the property of either, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (7) the commencement by the Company or St. Paul Capital of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or St. Paul Capital to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable

          Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or St. Paul Capital, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company or St. Paul Capital to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or St. Paul Capital or of any substantial part of the property of either of them, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or St. Paul Capital in furtherance of any such action.


SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have the right to declare the principal of and the interest on all the Securities (including any Additional Interest) and any other amounts payable hereunder to be due and payable and to enforce the Holders' other rights as creditors with respect to the Securities then Outstanding, PROVIDED, HOWEVER, that if upon an Event of Default, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities fail to declare the payment of all amounts on the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Preference of Preferred Securities then outstanding shall have such right, by a notice in writing to the Company (and to the Trustee if given by Holders or the holders of Preferred Securities) and to enforce any and all other rights of Holders of Securities as creditors with respect to the Securities. Upon any such declaration such principal and all accrued interest shall become immediately due and payable.

          The Company expressly acknowledges that, under the L.L.C. Agreement, the holders of outstanding Preferred Securities shall have the right to appoint a Special Trustee, which Special Trustee shall be authorized to exercise the right of the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities to accelerate the principal amount of the Securities and to enforce the Holders' other rights hereunder and under the Securities.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay



               (A) all overdue interest (including any Additional Interest) on all Securities,

               (B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if

          (1) default is made in the payment of any interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including any Additional Interest), and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including any Additional Interest), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the

Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Subject to Article Eleven, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under
     Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest (including any Additional Interest) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including any Additional Interest), respectively.


SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST AND TO CONVERT.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to convert such Security in accordance with Article Twelve and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of or interest (including any Additional Interest) on any Security; or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Interest) on any Security, convert any Security in accordance with Article Twelve or exchange any Security in accordance with Article Fourteen.


SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   The Trustee


SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  NOTICE OF DEFAULTS.

          The Trustee shall give the Holders notice of any default hereunder of which a Responsible Officer has actual knowledge as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 601:

          (a) the Trustee may conclusively act and rely as to the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting or relying or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may, but shall be under no obligation to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (i) in the event that the Trustee is also acting as Authenticating Agent, Paying Agent or Security Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article Six shall also be afforded to such Authenticating Agent, Paying Agent and Security Registrar.

SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible for the statements relating to the Securities or the Indenture in any registration statement, filing or document filed with the Commission relating to the Securities.


SECTION 605.  MAY HOLD SECURITIES.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, any Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Conversion Agent or such other agent.


SECTION 606.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.


SECTION 607.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

          The obligations of the Company set forth in this Section 607 shall survive the termination of this Indenture and the repayment of the securities whether at the Stated Maturity or otherwise.


SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a Person which is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.  RESIGNATION AND REMOVAL;
              APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a BONA FIDE Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          (g) The resignation or removal of a Trustee pursuant to this Section 610 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 607 in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

          (h) The Trustee under this Indenture shall not be liable for any action or omission of any successor Trustee.


SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.


          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; PROVIDED that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company


SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee

          (a)  semiannually, not later than     and     in each year, a list, in
     such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  REPORTS BY TRUSTEE.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.  REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.



                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease


SECTION 801.   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest (including any Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with
     Section 1201 and exchange rights in accordance with Section 1401;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) such consolidation or merger or conveyance, transfer or lease of properties or assets of the Company is permitted under, and does not give rise to any breach or violation of, the L.L.C. Agreement or the Parent Guarantee; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 802.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with

Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.



                                  ARTICLE NINE

                             Supplemental Indentures


SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, St. Paul Capital, when authorized by a written action of the Managing Members, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Company, St. Paul Capital and the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3)  to secure the Securities; or

          (4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1201; or

          (5) to make provision with respect to the exchange rights of Holders pursuant to the requirements of Section 1401; or

          (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED that such action pursuant to this clause (6) shall not adversely affect the interests of the Holders or, so long as any of the Preferred Securities shall remain outstanding, the holders of the Preferred Securities.


SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, St. Paul Capital, when authorized by written action of the Managing Members, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Security as provided in Article Twelve (except as permitted by Section 901(4)), or adversely affect the right to exchange any Security as provided in Article Fourteen (except as permitted by Section 901(5)), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders,

          (2) reduce the percentage of aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)  modify any of the provisions of this Section, Section 513 or
     Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

PROVIDED, that, so long as any of the Preferred Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, and no termination of this Agreement shall occur, and no waiver of any Event of Default or compliance with any covenant under this Agreement shall be effective, without the prior consent of the holders of at least 66-2/3% of the aggregate Liquidation Preference of the Preferred Securities then outstanding unless and until the Subordinated Debentures and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.



                                   ARTICLE TEN

                    Covenants; Representations and Warranties


SECTION 1001.  PAYMENT OF PRINCIPAL AND INTEREST.

          The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.


SECTION 1004.  STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.  EXISTENCE.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1006.  MAINTENANCE OF PROPERTIES.

          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1007.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and
(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008.  ADDITIONAL COVENANTS.

          The Company agrees that neither it nor any of its Subsidiaries will declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its Common Stock or preferred stock (other than as a result of a reclassification of such Common Stock or preferred stock or the exchange or conversion of one class or series of Common Stock or preferred stock for another class or series of Common Stock or preferred stock), or make any guarantee payments with respect to the foregoing (other than payments under the Parent Guarantee or dividends or guarantee payments to the Company from a Subsidiary) if at such time (a) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder or under the Securities, (b) the Company shall be in default with respect to its payment or other obligations under the Parent Guarantee or (c) the Company shall have given notice of its selection of an extended interest payment period as provided herein and such period, or any extension thereof, shall be continuing. The Company also covenants for the benefit of the Holders that, so long as any of the Preferred Securities remains outstanding, it shall (i) not cause or permit any Common Securities of St. Paul Capital to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities of St. Paul Capital other than
(x) the Preferred Securities and (y) any other securities issued by St. Paul Capital (other than the Common Securities) so long as the issuance thereof to persons other than the Company or any of its Subsidiaries would not cause
St. Paul Capital to become an "investment company" required to be registered under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of St. Paul Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of St. Paul Capital to be represented by Common Securities, (iv) not voluntarily dissolve, wind up or liquidate St. Paul Capital (other than in connection with the exchange of all Preferred Securities outstanding for Depositary Shares) or either of the Managing Members, (v) cause the Company and St. Paul Capital Holdings, Inc. to remain the Managing Members of St. Paul Capital and timely perform all of their respective duties as Managing Members of St. Paul Capital (including the duty to declare and pay dividends on the Preferred Securities), (vi) use reasonable efforts to cause St. Paul Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; PROVIDED that, notwithstanding the foregoing, the Company may permit St. Paul Capital to consolidate or merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person upon the terms and subject to the conditions set forth in the L.L.C. Agreement, and (vii) issue Series C Preferred Stock in the form of Depositary Shares or Common Stock upon an election by Holders to exchange or convert the Securities.

          The Company also covenants that so long as any Securities are held by St. Paul Capital, the Managing Members shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Trustee, or exercise any trust or power conferred on the Special Trustee with respect to the Securities, (ii) waive any past default which is not waivable under this Agreement, (iii) exercise any right to rescind or annul a declaration that the principal of all the Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Securities or of this Indenture without, in each case, obtaining the prior approval of the holders of at least 66 2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding, PROVIDED, HOWEVER, that where a consent under the Securities would require the consent of each holder affected thereby, no such consent shall be given by the Managing Members without the prior consent of each holder of the Preferred Securities. The Managing Members shall not revoke any action previously authorized or approved by a vote of Preferred Securities, without the approval of the holders of Preferred Securities representing 66 2/3% or more of the aggregate liquidation preference of the Outstanding Preferred Securities.


SECTION 1009.  REPRESENTATIONS AND WARRANTIES.

          The Company represents and warrants that:

          (a) It is a corporation, validly existing and in good standing under the laws of the State of Minnesota, with all power and authority (corporate and other) to own its properties and conduct its business as now being conducted.

          (b) It has full power and authority to enter into this Indenture and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action.

          (c) The execution and delivery of this Indenture and the performance by the Company of all its obligations hereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, fiscal agency agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or subject, nor will this Indenture result in a violation of the provisions of the Company's Certificate of Incorporation or By-laws.

          (d) This Indenture and the Securities have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligation of the Company enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.



                                 ARTICLE ELEVEN


                           Subordination of Securities


SECTION 1101.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four), the payment of the principal of and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

          This Article Eleven shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION 1102.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          Upon any payment or distribution of assets of the Company to creditors upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "PROCEEDING");

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character whether in cash, property or securities (including any payment or distribution which may be payable or deliverable to Holders of the Securities made in respect of any other Indebtedness of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "JUNIOR SUBORDINATED PAYMENT"), on account of the principal of or interest on the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a "SECURITIES PAYMENT"); and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Securities or the Trustee would be entitled but for the provisions of this Article (including, without limitation, any Junior Subordinated Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received in connection with any Proceeding any Securities Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

          For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1103.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

          In the event that any Senior Payment Default (as defined below) shall have occurred, then no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, retirement or redemption of the Securities, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash. "SENIOR PAYMENT DEFAULT" means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the holder of such Senior Indebtedness (or the agent, trustee or representative thereof), no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, requirement or redemption of the Securities, during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of any Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment

Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "SENIOR NONMONETARY DEFAULT" means the occurrence or existence and continuance of any default (other than a Senior Payment Default) or any event which, after notice or lapse of time (or both), would become an event of default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

          The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1102 hereof would be applicable.


SECTION 1104.  PAYMENT PERMITTED IF NO DEFAULT.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 1102 hereof or under the conditions described in Section 1103 hereof, from making Securities Payments.


SECTION 1105.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.


SECTION 1106.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1107.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Securities.


SECTION 1108.  NO WAIVER OF SUBORDINATION PROVISIONS.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Company and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.


SECTION 1109.  NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company, any holder of Senior Indebtedness, any Designated Senior Holder or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 hereof, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Indebtedness or by any agent, trustee or representative thereof shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to its Corporate Trust Office or to any other address furnished in writing to such holder of Senior Indebtedness by the Trustee.

          Subject to the provisions of Section 601 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or Designated Senior Holder (or a trustee, fiduciary or agent therefor to establish that such notice has been given by a holder of Senior Indebtedness or Designated Senior Holder or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Designated Senior Holder to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Notwithstanding anything else contained herein, no notice, request or other communication to or with the Trustee shall be deemed given unless received by a Responsible Officer at the Corporate Trust Office.


SECTION 1110.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

SECTION 1111.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.


SECTION 1112. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.


SECTION 1113.  ARTICLE APPLICABLE TO PAYING AGENTS.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1111 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 1114.  CONVERSION AND EXCHANGE NOT DEEMED PAYMENT.

          For the purposes of this Article only, neither (1) the issuance and delivery of Common Stock of the Company upon conversion or exchange of Securities in accordance with Article Twelve nor the issuance and delivery of Series C Preferred Stock upon exchange of Securities in accordance with Article Fourteen, nor the redemption of the Securities in accordance with Article Thirteen shall be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than Common Stock of the Company or Series C Preferred Stock) upon conversion or exchange of a Security, except in accordance with Article Thirteen, shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert or exchange such Security or of the Company to redeem such Security, in accordance with Articles Twelve, Thirteen or Fourteen, as the case may be.


                                 ARTICLE TWELVE

                            Conversion of Securities


SECTION 1201.  CONVERSION RIGHTS.

          (a) The Securities are convertible, at the option of the Holder, at any time on or before the close of business on the date of the Stated Maturity, unless previously exchanged pursuant to Article Fourteen, into fully paid and nonassessable shares of Common Stock at an initial conversion price of $ aggregate principal amount of Securities per share of Common Stock, subject to adjustment as described in Section 1202. A Holder of Securities may convert any portion of the principal amount of the Securities into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to
the nearest 1/   th of a share) obtained by dividing the principal amount of the
Securities to be converted by such conversion price.

          (b) In order to convert a portion of the Securities, the Holder shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion. In addition, a holder of Preferred Securities may exercise its right under the L.L.C. Agreement to convert such

Preferred Securities into Common Stock by delivering to the Conversion Agent such Preferred Securities and an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing it (i) to exchange such Preferred Security for a portion of the Securities held by St.
Paul Capital (at an exchange rate of $     principal amount of Securities for
each Preferred Security) and (ii) to immediately convert such Securities and any accrued and upaid interest thereon, on behalf of such holder, into Common Stock of St. Paul pursuant to this Article Twelve; if such Notice of Conversion (accompanied by such Preferred Securities) is delivered before the close of business on the Conversion Expiration Date with respect to the Preferred Securities, St. Paul Capital shall deliver Securities held by it to the Conversion Agent for exchange in accordance with this paragraph, and the Conversion Agent shall immediately convert such Securities on behalf of such holders. So long as any Preferred Securities are outstanding, St. Paul Capital shall not convert any Securities except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities.

          If a Notice of Conversion is given on or after the Regular Record
Date and on or prior to the subsequent Interest Payment Date, the Holder will be entitled to receive, on such Interest Payment Date, the interest payable on the portion of Securities to be converted notwithstanding the conversion thereof on or prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Securities being converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "CONVERSION DATE") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the L.L.C. Agreement, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the

Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

          (c) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to be the payment in full of the principal amount at Maturity of the portion of Securities so converted and any unpaid interest accrued on such Securities at the time of such conversion.

          (d) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by the Company.

          (e) In the event of the conversion of any Security in part only, a new Security or Securities for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with
Section 305.

          (f) In effecting the conversion transactions described in this Section or the exchange transactions described in Article Fourteen hereof, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Securities) and as agent of the Holders of Securities (in the exchange of Securities for Common Stock or Series C Preferred Stock), as the case may be, directing it to effect such conversion or exchange transactions. The Conversion Agent is hereby authorized (i) to exchange Securities held by St. Paul Capital from time to time for Preferred Securities in connection with the conversion or exchange of such Preferred Securities in accordance with Articles Twelve and Thirteen hereof, (ii) to convert all or a portion of the Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article Twelve and to deliver to St. Paul Capital a new Security or Securities for any resulting unconverted principal amount and (iii) to exchange all of the Securities following the occurrence of an Exchange Event for Depositary Shares representing Series C Preferred Stock in accordance with the provisions of Article Thirteen hereof and thereupon to deliver such Depositary Shares to the Persons entitled to receive them.

          (g) Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series C Preferred Stock as contemplated by this Section 1201, the Company shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, or any similar rights issued to holders of Common Stock in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

SECTION 1202.  CONVERSION PRICE ADJUSTMENTS.

          (a) The conversion price shall be subject to adjustment from time to time as follows:

          (i) In case the Company shall pay or make a dividend or other distribution on any class or series of capital stock of the Company exclusively in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of any class or series of Capital Stock of the Company exclusively in Common Stock held in the treasury of the Company.

         (ii) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subparagraph
(ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

        (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (iv) Subject to the last sentence of this subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this
Section 1202(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this
Section 1202(a)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the date fixed for the payment of such distribution (the "REFERENCE DATE") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 1202(a). For purposes of this subparagraph
(iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 1202(a), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this
Section 1202(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 1202(a).

          (v) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any regular cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 1202(a)), or all of such regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the Trading Day (as defined in Section 1202(e)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

         (vi) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the Trading Day (as defined in Section 1202(e)) next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 1202(a)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

        (vii)  For the purpose of any computation under subparagraphs (ii),
(iv), (v) and (vi) of this Section 1202(a), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 1202(e)) for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; PROVIDED, HOWEVER, that if another event occurs that would require an adjustment pursuant to subparagraph (i) through (vi), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 1202(a), in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

       (viii) The Company may make such reductions in the conversion price, in addition to those required by subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 1202(a), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the reduction at least fifteen (15) days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

         (ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (x)  Whenever the conversion price is adjusted as herein provided:

               (1) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Preferred Securities; and

               (2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities at their last addresses as they appear upon the stock transfer books of the Company.

          (b) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Company shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Security then outstanding shall have the right thereafter to convert such Security only into (i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 1202(e)), the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Company into which such Security could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provision of
Section 1202(d), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 1202(d). The Company or the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1202. The above provisions shall similarly apply to successive transactions of the foregoing type.

          (c)  PRIOR NOTICE OF CERTAIN EVENTS.  In case:

               (i) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to 1202(a)(iv) or (v) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to
     Section 1202(a)(vi);

              (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

             (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Company, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (d) ADJUSTMENTS IN CASE OF FUNDAMENTAL CHANGES. Notwithstanding any other provision in this Section 1202 to the contrary, if any Fundamental Change (as defined in Section 1202(e)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 1202(e)), each Security shall be convertible solely into common stock of the kind and amount received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (d)(i) and (d)(ii).

For purposes of calculating any adjustment to be made pursuant to this Section 1202(d) in the event of a Fundamental Change, immediately after such Fundamental
Change:

               (i)  in the case of a Non-Stock Fundamental Change (as defined in
     Section 1202(e)), the conversion price of the Securities shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 1202, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 1202(e)) or the then applicable Reference Market Price (as defined in Section 1202(e)) by a fraction of which the numerator shall
     be $     and the denominator shall be an amount per Security determined by the Managing Members in their sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Securities had been redeemable during such period; and

              (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 1202, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 1202(e)) and the denominator shall be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which
     (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Securities in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

          (e) DEFINITIONS. The following definitions shall apply to terms used in this Section 1202:

          (1) "APPLICABLE PRICE" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a stockholder for one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of St. Paul to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
     Section 1202(a).

          (2) "CLOSING PRICE" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the principal national securities exchange on which such common stock is listed, if the common stock is listed on a national securities exchange, or the National Market System of the National Association of

     Securities Dealers, Inc., or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of St. Paul for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

          (3) "COMMON STOCK FUNDAMENTAL CHANGE" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 1202(e)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Securities continue to exist as outstanding Securities, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Securities are converted into or exchanged for convertible subordinated debentures of a corporation succeeding to the business of the Company, which convertible subordinated debentures have terms substantially similar to those of the Securities.

          (4) "FUNDAMENTAL CHANGE" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of a plan involving more than one such trans-action or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

          (5) "NON-STOCK FUNDAMENTAL CHANGE" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

          (6) "PURCHASER STOCK PRICE" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten
     (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in subparagraphs (i),
     (ii), (iii), (iv), (v) and (vi) of Section 1202(a).

          (7)  "REFERENCE MARKET PRICE" shall initially mean $     and in the
     event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same
     as the ratio of $     to the initial conversion price per share.

          (8) "TRADING DAY" shall mean a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

          (f) DIVIDEND OR INTEREST REINVESTMENT PLANS. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of St. Paul except as specifically described in this Section 1202. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Securities.

          (g) CERTAIN ADDITIONAL RIGHTS. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 1202(a)(iv) or 1202(a)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 1202(a)(iv)), the holder of the Securities, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Securities are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; PROVIDED, HOWEVER, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Company may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Company, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of

Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, PROVIDED that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.



                                ARTICLE THIRTEEN

                   Redemption of Securities and Other Matters


SECTION 1301.  CONDITIONAL RIGHT OF REDEMPTION; MANDATORY REDEMPTION.

          (a) In the event that, following the Conversion Expiration Date in respect of the Preferred Securities, less than 5% of the original aggregate principal amount of the Securities remain Outstanding, the Securities shall be subject to redemption, in whole but not in part, at the option of the Company at the Redemption Price specified in the form of Security hereinbefore set forth, together with accrued interest (including Additional Interest) to the Redemption Date, provided that if the Company elects to redeem Securities, the aggregate principal amount of Securities so redeemed shall be not less than the aggregate liquidation preference of the Preferred Securities then outstanding.

          (b) The Company covenants that if St. Paul Capital redeems the Preferred Securities in accordance with the terms thereof, the Company will redeem the Securities not later than the date of redemption of the Preferred Securities, and shall pay the Redemption Price for the Securities prior to 12:00 noon, New York City time, on the date of such redemption, which date shall be deemed to be the Redemption Date.

SECTION 1302.  APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Company, as permitted by Section 1301(a) hereof, shall be made in accordance with such provision and Sections 1303 through 1306 of this Article, which shall not apply to redemptions pursuant to Section 1301(b).


SECTION 1303.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem Securities pursuant to Section 1301(a) shall be evidenced by a Board Resolution. In case of any such redemption at the election of the Company, the Company shall, at least 35 days and no more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1304.


SECTION 1304.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 35 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) that on the Redemption Date the Redemption Price will become due and payable upon each Security and that interest thereon will cease to accrue on and after said date, and

          (4) the place or places where the Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1305.  DEPOSIT OF REDEMPTION PRICE.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent, (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all Outstanding Securities.

SECTION 1306.  SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) the Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of the Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Security, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

SECTION 1307.  DISTRIBUTION OF SECURITIES OF PREFERRED MEMBERS.

          If the Securities are distributed to Preferred Members as contemplated by Section 8.3(h) of the L.L.C. Agreement, the Company will use its best efforts to have the Securities listed on the same exchange on which the Preferred Securities were listed immediately prior to such distribution.

                                ARTICLE FOURTEEN

                                    Exchange


SECTION 1401. OPTIONAL EXCHANGE FOR DEPOSITARY SHARES REPRESENTING SERIES C PREFERRED STOCK.

          For so long as any Preferred Securities are outstanding, the Securities shall be exchangeable at the request of Holders thereof, following an Exchange Election by a Majority in Liquidation Preference of the Preferred Securities for Depositary Shares (as such terms are defined in the L.L.C.
Agreement), each representing ownership of 1/   th of a fully paid and non-
assessable share of Series C Preferred Stock, subject to the following terms and conditions:

          (a) The Conversion Agent, upon receiving irrevocable notice of an Exchange Election by the holders of a majority in Liquidation Preference of the Preferred Securities (a "NOTICE OF EXCHANGE"), shall promptly deliver a copy of such notice to the Company, the Trustee and St. Paul Capital.

          (b) All outstanding Preferred Securities shall be deemed to have been exchanged, immediately prior to the close of business on the date of the Exchange Election (the "EXCHANGE DATE"), for Securities held by St. Paul
     Capital, at an exchange rate of $     principal amount of Securities for
     each Preferred Security, and St. Paul Capital shall promptly deliver the Securities deemed to have been so exchanged to the Conversion Agent, on behalf of the holders of exchanged Preferred Securities. As promptly as practicable after the exchange date, the Company shall issue and deposit with the Depositary, pursuant to the Deposit Agreement, a certificate or certificates for the number of fully paid and non-assessable shares of Series C Preferred Stock issuable at the rate referred to in paragraph (c) below upon the exchange contemplated in such paragraph in return for a Depositary Receipt or Receipts issued by the Depositary evidencing a proportionate number of Depositary Shares in respect of the Series C Preferred Stock so deposited. The Company shall request that the Depositary Receipts be issued in the names of the holders of Preferred Securities designated in the Notice of Exchange.

          (c) The Company shall thereafter, promptly upon request by the Conversion Agent, exchange such

     Securities and any accrued and unpaid interest thereon for Depositary
     Shares, each representing a 1/   th interest in a fully paid and non-
     assessable share of its Series C Preferred Stock and evidenced by Depositary Receipts, at the rate of one Depositary Share for each $ principal amount of Securities (which rate is equivalent to one Depositary
     Share or 1/   th of a share of Series C Preferred Stock for each Preferred
     Security). Any accumulated and unpaid dividends on the Preferred Securities (including any Additional Dividends thereon) at the time of the Exchange Election shall from and after the time of such exchange be treated as accumulated and unpaid dividends on the Series C Preferred Stock issued in exchange for the Securities. The Person or Persons entitled to receive the Series C Preferred Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Series C Preferred Stock as of the exchange date. As promptly as practicable on or after the exchange date, the Company shall deliver at the office of the Conversion Agent the Depositary Receipt or Receipts representing the Series C Preferred Stock issuable upon such exchange. The Conversion Agent shall deliver such Depositary Receipt or Receipts to the Person or Persons entitled to receive the same.


          (d) The Company will use its best efforts to have the Depositary Shares listed for trading on the New York Stock Exchange or such other securities exchange on which the Preferred Securities may be listed at the time of the Exchange Election.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                             *          *          *


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   THE ST. PAUL COMPANIES, INC.


                              By:  __________________________
                                   Name:
                                   Title:



                                   ST. PAUL CAPITAL L.L.C.

                              By:  The St. Paul Companies, Inc.,
                                        as Managing Member



                              By:  __________________________
                                   Name:
                                   Title:


                              By:  St. Paul Capital Holdings, Inc.,
                                        as Managing Member


                              By:  __________________________
                                   Name:
                                   Title:


                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION),
                                        not in its individual capacity,
                                        but solely as Trustee



                              By:  _________________________
                                   Name:
                                   Title:

Attest:____________________

STATE OF MINNESOTA )   ss.:
COUNTY OF ________ )


          On the     day of    , 1995, before me personally came    , to me
known, who, being by me duly sworn, did depose and say that he is the     of St.
Paul Companies, Inc., a corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of such corporation.


[SEAL]                                            ______________________________



STATE OF MINNESOTA )   ss.:
COUNTY OF ________ )


          On the     day of    , 1995, before me personally came    , to me
known, who, being by me duly sworn, did depose and say that he is the     of St.
Paul Companies, Inc., one of the two Managing Members of St. Paul Capital, L.L.C., a limited liability company described in and which, through the Managing Members, executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of such Managing Member.


[SEAL]                                            ______________________________


STATE OF MINNESOTA )   ss.:
COUNTY OF ________ )


          On the     day of    , 1995, before me personally came    , to me
known, who, being by me duly sworn, did depose and say that he is the of St. Paul Capital Holdings, Inc., one of the two Managing Members of St. Paul Capital, L.L.C., a limited liability company described in and which, through the Managing Members, executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of such Managing Member.


[SEAL]                                            ______________________________

STATE OF NEW YORK )   ss.:
COUNTY OF NEW YORK)


          On the     day of    , 1995, before me personally came    , to me
known, who, being by me duly sworn, did depose and say that [he] [she] is a of The Chase Manhattan Bank (National Association), the Trustee described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said national bank, and that [he] [she] signed [his] [her] name thereto by like authority.




                                                 ______________________________